UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 24, 2018

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Core Laboratories N.V. (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting") on May 24, 2018 in Amsterdam, The Netherlands. At the Annual Meeting, the Company's shareholders were requested: (1) To re-elect one Class III Supervisory Director and to elect one new Class III Supervisory Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2021 and until their successors shall have been duly elected and qualified; (2) To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as Core Laboratories N.V.'s (the "Company") independent registered public accountants for the year ending December 31, 2018; (3) To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2017, following a discussion of our Dutch Report of the Management Board for that same period; (4) To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 24, 2018; (5) To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 24, 2019, and such repurchased shares may be used for any legal purpose; (6) To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 24, 2019; (7)To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 24, 2019; (8) To approve, on an advisory basis, the compensation of our executive officers as described in the Compensation Discussion and Analysis ("CD&A") section of the accompanying proxy statement and the selection of the frequency of shareholder votes on executive compensation as separate voting items: (a) the shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's (the "SEC") compensation disclosure rules, including the compensation tables; and (b) the shareholders of the Company be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables every one (1) year, every two (2) years or every three (3) years. Each of these items is more fully described in the Company's Proxy Statement filed on March 23, 2018.
Given that more than 50% of the issued share capital was present and represented at the meeting, item numbers 1 through 8 could be approved by the affirmative vote of a majority of votes cast. All items were approved and the certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 - Re-Election of one Class III Supervisory Director and Election of one new Class III Supervisory Director: The re-election of the Class III supervisory director and the election of the new Class III supervisory director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

Margaret Ann van Kempen	37,897,401	348,072	2,625,157
Lawrence Bruno	37,900,920	344,553	2,625,157

Proposal No. 2 - The Appointment of KPMG as Independent Registered Public Accountant: The appointment of KPMG as the independent registered public accountant for the year ending December 31, 2018 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

40,771,013	56,970	42,647	—

Proposal No. 3 - Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company's Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2017 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

40,743,644	16,134	110,852	—

Proposal No. 4 - Approve and Resolve the Cancellation of Repurchased Shares: The cancellation of the Company's repurchased shares held by the Company in its name at 12:01 a.m. CEST on May 24, 2018 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

40,689,657	27,019	153,954	—

Proposal No. 5 - Approve Extension - Repurchase of Issued Share Capital to 18 Months: The extension of the existing authority to repurchase up to 10% of the Company's issued share capital from time to time until November 24, 2019 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

40,531,421	204,258	134,951	—

Proposal No. 6 - Approve Extension to Issue Shares and/or Grant Rights: The extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company's common and preference shares up to a maximum of 10% of outstanding shares per annum until November 24, 2019 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

38,134,053	79,692	31,728	2,625,157

Proposal No. 7 - Approve Extension to Limit or Exclude Preemptive Rights: The extension of the authority to limit or exclude the preemptive rights of the holders of the Company's common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 24, 2019 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,485,153	724,711	35,609	2,625,157

Proposal No. 8A - Approve the Compensation of the Company's Executive Officers: The Company's compensation philosophy, policies and procedures and the compensation of the Company's named executive officers were approved as follows:

For	Against	Abstentions	Broker Non-Votes

35,702,436	2,510,251	32,786	2,625,157

Proposal No. 8B - Approve the Frequency of Compensation of the Company's Executive Officers: The Company's compensation philosophy, policies and procedures and the frequency of the compensation of the Company's named executive officers were approved as follows:

1 Year	2 Years	3 Years	Broker Non-Votes

37,351,361	18,090	257,881	3,243,298

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: May 29, 2018	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer